Exhibit 99

News Release

Contact:	Tim Paynter (Media)
703-280-2720
timothy.paynter@ngc.com

Todd Ernst (Investors)
703-280-4535
todd.ernst@ngc.com
Northrop Grumman Third Quarter 2019 Financial Results

•	Net Awards Total $10.1 Billion; Book-to-Bill of 1.2

•	Backlog Increases to $65.0 Billion

•	Sales Increase 5 Percent to $8.5 Billion; Higher Sales at All Four Sectors

•	EPS of $5.49

•	Cash from Operations Totals $1.1 Billion; Free Cash Flow[1] Totals $882 Million

•	2019 MTM-adjusted EPS[1] Guidance Increased to $20.10 to $20.35

•	2019 Free Cash Flow[1] Guidance Updated to $2.7 to $3.0 Billion

FALLS CHURCH, Va. – October 24, 2019 – Northrop Grumman Corporation (NYSE: NOC) reported third quarter 2019 sales increased 5 percent to $8.5 billion from $8.1 billion in the third quarter of 2018. Third quarter 2019 net earnings totaled $933 million, or $5.49 per share, compared with $1.2 billion, or $7.11 per share in the third quarter of 2018. Last year's results included a $1.01 per share benefit for the settlement of cost claims, as well as $0.47 per share more for pension-related items than in the current period.
“Northrop Grumman delivered solid third quarter results, and we continued to grow the business with higher sales at all four sectors,” said Kathy Warden, chairman, chief executive officer and president. “We are aligning our business for the future, expanding our backlog and delivering on our customers' highest priorities to create sustained value for our shareholders.”

1 Non-GAAP measure — see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Third Quarter 2019 Financial Results	2

Consolidated Operating Results and Cash Flows

	Three Months Ended September 30			Nine Months Ended September 30
$ in millions, except per share amounts	2019	2018	Change	2019	2018	Change
Sales
Aerospace Systems	$3,458	$3,282	5%	$10,344	$9,899	4%
Innovation Systems	1,584	1,415	12%	4,520	1,815	NM
Mission Systems	3,029	2,911	4%	9,043	8,668	4%
Technology Services	1,067	1,040	3%	3,088	3,232	(4%)
Intersegment eliminations	(663)	(563)		(1,875)	(1,675)
Total sales	8,475	8,085	5%	25,120	21,939	14%
Segment operating income[1]
Aerospace Systems	324	376	(14%)	1,067	1,074	(1%)
Innovation Systems	164	161	2%	500	200	NM
Mission Systems	398	399	—	1,189	1,122	6%
Technology Services	136	111	23%	351	328	7%
Intersegment eliminations	(82)	(68)		(222)	(204)
Segment operating income[1]	940	979	(4%)	2,885	2,520	14%
Segment operating margin rate[1]	11.1%	12.1%	(100) bps	11.5%	11.5%	—
Net FAS (service)/CAS pension adjustment	131	176	(26%)	346	440	(21%)
Unallocated corporate expense:
Intangible asset amortization and PP&E step-up depreciation	(98)	(97)	1%	(292)	(127)	NM
Other unallocated corporate (expense) income	(22)	114	NM	(106)	4	NM
Unallocated corporate (expense) income	(120)	17	NM	(398)	(123)	NM
Operating income	$951	$1,172	(19%)	$2,833	$2,837	—
Operating margin rate	11.2%	14.5%	(330) bps	11.3%	12.9%	(160) bps
Interest expense	(123)	(133)	(8%)	(398)	(420)	(5%)
FAS (non-service) pension benefit	200	270	(26%)	600	782	(23%)
Other, net	27	55	(51%)	82	140	(41%)
Earnings before income taxes	1,055	1,364	(23%)	3,117	3,339	(7%)
Federal and foreign income tax expense	122	120	2%	460	466	(1%)
Effective income tax rate	11.6%	8.8%	280 bps	14.8%	14.0%	80 bps
Net earnings	$933	$1,244	(25%)	$2,657	$2,873	(8%)
Diluted earnings per share	5.49	7.11	(23%)	15.60	16.40	(5%)
Weighted-average diluted shares outstanding, in millions	169.9	174.9	(3%)	170.3	175.2	(3%)

Net cash provided by operating activities	$1,139	$812	40%	$1,833	$1,450	26%
Less: capital expenditures	(257)	(282)	(9%)	(793)	(786)	1%
Free cash flow[1]	$882	$530	66%	$1,040	$664	57%

[1]	Non-GAAP measure — see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Third Quarter 2019 Financial Results	3

Sales
Third quarter 2019 sales increased $390 million, or 5 percent, due to higher sales at all four sectors.
Operating Income and Margin Rate
Third quarter 2019 operating income decreased $221 million and operating margin rate declined to 11.2 percent primarily due to higher unallocated corporate expense, a decrease in the net FAS (service)/CAS pension adjustment and lower segment operating income. Third quarter 2018 unallocated corporate expense included a $223 million benefit recognized for the finalization of certain prior year cost claims.
Segment Operating Income and Margin Rate
Third quarter 2019 segment operating income decreased $39 million, or 4 percent, primarily due to lower segment operating income at Aerospace Systems, partially offset by higher operating income at Technology Services. Segment operating margin rate decreased to 11.1 percent principally due to a lower operating margin rate at Aerospace Systems.
Federal and Foreign Income Taxes
The third quarter 2019 effective tax rate increased to 11.6 percent from 8.8 percent in the third quarter of 2018. The company’s effective tax rate for the third quarter of 2019 includes benefits of $89 million for research credits and $17 million for foreign derived intangible income.
Operating Cash Flows
Third quarter 2019 cash provided by operating activities increased $327 million to $1.1 billion principally due to lower voluntary pension contributions and improved trade working capital, partially offset by lower net earnings. In last year's third quarter, the company made a $250 million voluntary pre-tax pension contribution. After capital expenditures of $257 million, third quarter 2019 free cash flow1 was $882 million.
Awards and Backlog
Third quarter and year to date 2019 net awards totaled $10.1 billion and $35.9 billion, respectively, and backlog increased to $65.0 billion as of September 30, 2019. Significant new awards in the third quarter include $1.4 billion to deliver an additional nine E-2D Advanced Hawkeye aircraft and related equipment to Japan, $608 million for space restricted programs, $504 million for the F-35 program, $481 million for the Triton program and $312 million for targets and countermeasures used to test the Ballistic Missile Defense System.

1 Non-GAAP measure — see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Third Quarter 2019 Financial Results	4

Segment Operating Results

AEROSPACE SYSTEMS	Three Months Ended September 30%			Nine Months Ended September 30%
$ in millions	2019	2018	Change	2019	2018	Change
Sales	$3,458	$3,282	5%	$10,344	$9,899	4%
Operating income	324	376	(14)%	1,067	1,074	(1)%
Operating margin rate	9.4%	11.5%		10.3%	10.8%
Sales
Third quarter 2019 sales increased 5 percent, due to higher sales in all three business areas. Manned aircraft sales reflect higher volume on the E-2 program and a higher rate of F-35 production activity, partially offset by lower B-2 sales. Space sales reflect higher volume on Next Generation Overhead Persistent Infrared (Next Gen OPIR) programs. Autonomous Systems sales increased due to higher volume on multiple programs, including Global Hawk, partially offset by lower NATO AGS volume as that program nears completion.
Operating Income
Third quarter 2019 operating income declined to $324 million and operating margin rate decreased to 9.4 percent principally due to lower net favorable EAC adjustments. This reflects the timing of favorable adjustments as well as unfavorable adjustments for the B-2 Defensive Management System Modernization program and delays in production for certain commercial space components.

INNOVATION SYSTEMS	Three Months Ended September 30%			Nine Months Ended September 30%
$ in millions	2019	2018	Change	2019	2018	Change
Sales	$1,584	$1,415	12%	$4,520	$1,815	NM
Operating income	164	161	2%	500	200	NM
Operating margin rate	10.4%	11.4%		11.1%	11.0%
Sales
Third quarter 2019 sales increased 12 percent due to higher sales in all three business areas. Space Systems sales reflect higher volume on national security satellite systems. Defense Systems sales increased primarily due to higher volume on precision munitions and armament products, as well as tactical missiles and subsystems, including the Advanced Anti-Radiation Guided Missile-Extended Range (AARGM-ER) program. Flight Systems sales reflect higher volume on military and commercial aerospace structures.
Operating Income
Third quarter 2019 operating income increased 2 percent primarily due to higher sales, partially offset by a lower operating margin rate of 10.4 percent. The prior period operating margin rate reflects favorable indirect rate performance and recovery of an insurance claim.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Third Quarter 2019 Financial Results	5

MISSION SYSTEMS	Three Months Ended September 30%			Nine Months Ended September 30%
$ in millions	2019	2018	Change	2019	2018	Change
Sales	$3,029	$2,911	4%	$9,043	$8,668	4%
Operating income	398	399	—	1,189	1,122	6%
Operating margin rate	13.1%	13.7%		13.1%	12.9%
Sales
Third quarter 2019 sales increased 4 percent due to higher sales in all three business areas. Advanced Capabilities sales increased primarily due to higher volume on marine systems. Cyber and ISR sales reflect higher volume on space and restricted programs. Sensors and Processing sales increased principally due to higher volume on airborne radar and electronic warfare programs, partially offset by lower volume from targeting pods.
Operating Income
Third quarter 2019 operating income was comparable to the prior year and operating margin rate was 13.1 percent compared with 13.7 percent in the prior year period. The primary driver of the margin rate change was a higher level of indirect rate benefits in the third quarter of 2018. Third quarter 2019 results reflect continued strong performance at Sensors and Processing, improved performance at Advanced Capabilities, and lower performance on Cyber and ISR programs.

TECHNOLOGY SERVICES	Three Months Ended September 30%			Nine Months Ended September 30%
$ in millions	2019	2018	Change	2019	2018	Change
Sales	$1,067	$1,040	3%	$3,088	$3,232	(4)%
Operating income	136	111	23%	351	328	7%
Operating margin rate	12.7%	10.7%		11.4%	10.1%
Sales
Third quarter 2019 sales increased 3 percent due to higher sales in both business areas. Global Logistics and Modernization sales increased primarily due to higher sales on electronic systems sustainment programs, partially offset by lower volume on autonomous systems support programs. Global Services sales increased principally due to higher volume on defense services programs and a civil program, partially offset by the completion of a state and local services contract in 2018.
Operating Income
Third quarter 2019 operating income increased 23 percent and operating margin rate increased to 12.7 percent due to improved performance in both business areas, including a favorable adjustment on a Global Logistics and Modernization sustainment program.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Third Quarter 2019 Financial Results	6

2019 Guidance
2019 financial guidance, as well as outlook, trends, expectations and other indicia of forward looking statements provided by the company for 2020, reflect the company's judgment based on the information available to the company at the time of this release. The government budget and appropriations processes can impact our customers, programs and financial results. Government budgets and appropriations, including the timing of appropriations and the occurrence of an extended continuing resolution and/or prolonged government shutdown, as well as a breach of the debt ceiling, can impact the company's ability to achieve guidance or meet expectations.

2019 Guidance
($ in millions, except per share amounts)	As of 7/24/19	As of 10/24/19
Sales	~34,000	~34,000
Segment operating margin %[1]	~11.5%	~11.5%
Total net FAS/CAS pension adjustment[2]	~1,200	~1,260
Unallocated corporate expense
Intangible asset amortization & PP&E step-up depreciation	~385	~385
Other items	~225	~225
Operating margin %	High 10%	~11%
Interest expense	~560	~530
Effective tax rate %	Mid 17%	Low 16%
Weighted average shares outstanding	~170M	~170M
MTM-adjusted EPS[1]	19.30	—	19.55	20.10	—	20.35
Capital expenditures	~1,200	~1,200
Free cash flow[1]	2,600	—	3,000	2,700	—	3,000
Sector Guidance
Aerospace Systems
Sales $B	High 13	High 13
OM Rate	Mid to High 10%	Mid to High 10%
Innovation Systems
Sales $B	~6	~6
OM Rate	High 10%	High 10%
Mission Systems
Sales $B	Low to Mid 12	Low to Mid 12
OM Rate	~13%	Low 13%
Technology Services
Sales $B	Low 4	Low 4
OM Rate	Low 10%	High 10%

[1]	Non-GAAP measure - see definitions at the end of this earnings release.
[2]
Total Net FAS/CAS pension adjustment is presented as a single amount consistent with our historical presentation, and includes $830 million of expected CAS pension cost and $430 million of expected FAS pension benefit. In accordance with ASU No. 2017-07, $370 million of FAS (service-related) pension cost is reflected in operating income and $800 million of FAS (non-service) pension benefit is reflected below operating income. CAS pension cost continues to be recorded in operating income.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Third Quarter 2019 Financial Results	7

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at noon Eastern Time on Oct. 24, 2019. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global security company providing innovative systems, products and solutions in autonomous systems, cyber, C4ISR, space, strike, and logistics and modernization to customers worldwide. Please visit news.northropgrumman.com and follow us on Twitter, @NGCNews, for more information.

Forward-Looking Statements
This earnings release and the information we are incorporating by reference, and statements to be made on the earnings conference call, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2018 and in our other filings with the Securities and Exchange Commission (SEC). They include:

•	our dependence on the U.S. government for a substantial portion of our business

•	significant delays or reductions in appropriations for our programs and U.S. government funding more broadly

•	investigations, claims, disputes, enforcement actions and/or litigation

•	the use of estimates when accounting for our contracts and the effect of contract cost growth and/or changes in estimated contract revenues and costs

•	our exposure to additional risks as a result of our international business, including risks related to geopolitical and economic factors, laws and regulations

•
the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate and the impact on our reputation, our ability to do business, and our financial position, results of operations and/or cash flows

•	cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners

•	the performance and financial viability of our subcontractors and suppliers and the availability and pricing of raw materials, chemicals and components

•
changes in procurement and other laws, regulations and practices applicable to our industry, findings by the U.S. government as to our compliance with such laws and regulations, and changes in our customers’ business practices globally

•	increased competition within our markets and bid protests

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Third Quarter 2019 Financial Results	8

•	the ability to maintain a qualified workforce

•
our ability to meet performance obligations under our contracts, including obligations that are technologically complex, require certain manufacturing expertise or are dependent on factors not wholly within our control

•	environmental matters, including unforeseen environmental costs and government and third party claims

•	natural disasters

•	the adequacy and availability of our insurance coverage, customer indemnifications or other liability protections

•
products and services we provide related to hazardous and high risk operations, including the production and use of such products, which subject us to various environmental, regulatory, financial, reputational and other risks

•
the future investment performance of plan assets, changes in actuarial assumptions associated with our pension and other postretirement benefit plans and legislative or other regulatory actions impacting our pension, postretirement and health and welfare plans

•	our ability successfully to integrate the Orbital ATK business and realize fully the anticipated benefits of the acquisition, without adverse consequences

•	our ability to exploit or protect intellectual property rights

•	our ability to develop new products and technologies and maintain technologies, facilities, and equipment to win new competitions and meet the needs of our customers

•	changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets

•	unanticipated changes in our tax provisions or exposure to additional tax liabilities, including qualification of the Alliant Techsystems Inc. spin-off of Vista Outdoor Inc. as a tax-free transaction
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Third Quarter 2019 Financial Results	9

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
$ in millions, except per share amounts	2019	2018	2019	2018
Sales
Product	$5,997	$5,614	$17,605	$14,693
Service	2,478	2,471	7,515	7,246
Total sales	8,475	8,085	25,120	21,939
Operating costs and expenses
Product	4,777	4,233	13,955	11,200
Service	1,971	1,863	6,012	5,635
General and administrative expenses	776	817	2,320	2,267
Operating income	951	1,172	2,833	2,837
Other (expense) income
Interest expense	(123)	(133)	(398)	(420)
FAS (non-service) pension benefit	200	270	600	782
Other, net	27	55	82	140
Earnings before income taxes	1,055	1,364	3,117	3,339
Federal and foreign income tax expense	122	120	460	466
Net earnings	$933	$1,244	$2,657	$2,873

Basic earnings per share	$5.52	$7.15	$15.67	$16.48
Weighted-average common shares outstanding, in millions	169.1	174.1	169.6	174.3
Diluted earnings per share	$5.49	$7.11	$15.60	$16.40
Weighted-average diluted shares outstanding, in millions	169.9	174.9	170.3	175.2

Net earnings (from above)	$933	$1,244	$2,657	$2,873
Other comprehensive loss
Change in unamortized prior service credit, net of tax	(12)	(15)	(35)	(45)
Change in cumulative translation adjustment and other, net	—	(3)	—	(9)
Other comprehensive loss, net of tax	(12)	(18)	(35)	(54)
Comprehensive income	$921	$1,226	$2,622	$2,819

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Third Quarter 2019 Financial Results	10

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions, except par value	September 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$1,127	$1,579
Accounts receivable, net	2,111	1,448
Unbilled receivables, net	5,777	5,026
Inventoried costs, net	810	654
Prepaid expenses and other current assets	1,011	973
Total current assets	10,836	9,680
Property, plant and equipment, net of accumulated depreciation of $5,709 for 2019 and $5,369 for 2018	6,611	6,372
Operating lease right-of-use assets	1,511	—
Goodwill	18,707	18,672
Intangible assets, net	1,123	1,372
Deferred tax assets	83	94
Other non-current assets	1,682	1,463
Total assets	$40,553	$37,653

Liabilities
Trade accounts payable	$2,021	$2,182
Accrued employee compensation	1,744	1,676
Advance payments and billings in excess of costs incurred	2,127	1,917
Other current liabilities	2,524	2,499
Total current liabilities	8,416	8,274
Long-term debt, net of current portion of $45 for 2019 and $517 for 2018	13,826	13,883
Pension and other postretirement benefit plan liabilities	5,431	5,755
Operating lease liabilities	1,304	—
Deferred tax liabilities	111	108
Other non-current liabilities	1,734	1,446
Total liabilities	30,822	29,466

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2019—168,701,653 and 2018—170,607,336	169	171
Paid-in capital	—	—
Retained earnings	9,649	8,068
Accumulated other comprehensive loss	(87)	(52)
Total shareholders’ equity	9,731	8,187
Total liabilities and shareholders’ equity	$40,553	$37,653

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Third Quarter 2019 Financial Results	11

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30
$ in millions	2019	2018
Operating activities
Net earnings	$2,657	$2,873
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	737	534
Non-cash lease expense	187	—
Stock-based compensation	93	82
Deferred income taxes	24	275
Changes in assets and liabilities:
Accounts receivable, net	(663)	(52)
Unbilled receivables, net	(778)	(898)
Inventoried costs, net	(156)	(102)
Prepaid expenses and other assets	(81)	(109)
Accounts payable and other liabilities	320	(125)
Income taxes payable, net	(34)	(114)
Retiree benefits	(422)	(847)
Other, net	(51)	(67)
Net cash provided by operating activities	1,833	1,450

Investing activities
Acquisition of Orbital ATK, net of cash acquired	—	(7,657)
Capital expenditures	(793)	(786)
Other, net	8	23
Net cash used in investing activities	(785)	(8,420)

Financing activities
Payments of long-term debt	(500)	(2,276)
Net payments to credit facilities	(31)	(314)
Net borrowings on commercial paper	201	499
Common stock repurchases	(444)	(209)
Cash dividends paid	(658)	(616)
Payments of employee taxes withheld from share-based awards	(63)	(84)
Other, net	(5)	(27)
Net cash used in financing activities	(1,500)	(3,027)
Decrease in cash and cash equivalents	(452)	(9,997)
Cash and cash equivalents, beginning of year	1,579	11,225
Cash and cash equivalents, end of period	$1,127	$1,228

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Third Quarter 2019 Financial Results	12

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG AND CONTRACT AWARDS
(Unaudited)

	September 30, 2019			December 31, 2018
$ in millions	Funded[1]	Unfunded	Total Backlog[2]	Total Backlog[2]	% Change in 2019
Aerospace Systems	$12,310	$21,601	$33,911	$26,440	28%
Innovation Systems	5,835	3,758	9,593	8,207	17%
Mission Systems	10,952	7,112	18,064	15,408	17%
Technology Services	2,862	574	3,436	3,445	—
Total backlog	$31,959	$33,045	$65,004	$53,500	22%

[1]	Funded backlog represents firm orders for which funding is authorized and appropriated.
[2]	Total backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.

New Awards
Third quarter and year to date 2019 net awards totaled $10.1 billion and $35.9 billion, respectively, and backlog increased to $65.0 billion as of September 30, 2019. Significant new awards in the third quarter include $1.4 billion to deliver an additional nine E-2D Advanced Hawkeye aircraft and related equipment to Japan, $608 million for space restricted programs, $504 million for the F-35 program, $481 million for the Triton program and $312 million for targets and countermeasures used to test the Ballistic Missile Defense System.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Third Quarter 2019 Financial Results	13

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
SUPPLEMENTAL PER SHARE INFORMATION
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
$ in millions, except per share amounts	2019	2018	2019	2018
Per share impact of total net FAS/CAS pension adjustment
Net FAS (service)/CAS pension adjustment	$131	$176	$346	$440
FAS (non-service) pension benefit	200	270	600	782
Total net FAS/CAS pension adjustment	331	446	946	1,222
Tax effect[1]	(70)	(94)	(199)	(257)
After-tax impact	$261	$352	$747	$965
Weighted-average diluted shares outstanding, in millions	169.9	174.9	170.3	175.2
Per share impact	$1.54	$2.01	$4.39	$5.51

Per share impact of intangible asset amortization and PP&E step-up depreciation
Intangible asset amortization and PP&E step-up depreciation	$(98)	$(97)	$(292)	$(127)
Tax effect[1]	21	20	61	27
After-tax impact	$(77)	$(77)	$(231)	$(100)
Weighted-average diluted shares outstanding, in millions	169.9	174.9	170.3	175.2
Per share impact	$(0.45)	$(0.44)	$(1.36)	$(0.57)

Per share impact of the settlement of cost claims
Cost claims	$—	$223	$—	$223
Tax effect[1]	—	(47)	—	(47)
After-tax impact	$—	$176	$—	$176
Weighted-average diluted shares outstanding, in millions	169.9	174.9	170.3	175.2
Per share impact	$—	$1.01	$—	$1.00

[1]	Based on a 21% statutory tax rate.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Third Quarter 2019 Financial Results	14

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC (Securities and Exchange Commission) Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release. Other companies may define these measures differently or may utilize different non-GAAP measures.
Segment operating income and segment operating margin rate: Segment operating income, as reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release, and segment operating margin rate (segment operating income divided by sales) reflect total earnings from our four segments, including allocated pension expense recognized under CAS, and excluding unallocated corporate items and FAS pension expense. These measures may be useful to investors and other users of our financial statements as supplemental measures in evaluating the financial performance and operational trends of our sectors. These measures should not be considered in isolation or as alternatives to operating results presented in accordance with GAAP.
Free cash flow: Net cash provided by operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, acquisitions, stock repurchases and the payment of dividends. This measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP. Free cash flow is reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release.
MTM-adjusted diluted EPS: Diluted earnings per share excluding the per share impact of any potential mark-to-market (“MTM”) (expense) benefit and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance per share by presenting the company’s diluted earnings per share results before the non-operational impact of pension and OPB actuarial gains and losses.

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Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com